Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-221213) of BP Midstream Partners LP of our report dated October 25, 2018, with respect to the financial statements of Mardi Gras Transportation System Company, LLC, included in this Current Report on Form 8-K/A.

/s/ Ernst & Young LLP

Chicago, Illinois
October 31, 2018